                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 Amendment No.1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   June 5, 2000
                                                 ----------------

                             Multi-Color Corporation
-------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Ohio                           0-16148                31-1125853
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION           (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION)                 FILE NUMBER)          IDENTIFICATION NO.)



205 W. Fourth Street, Suite 1140, Cincinnati, Ohio                45202
-------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



Registrant's telephone number, including area code        513/381-1480
                                                  ------------------------------

                                   No change.
-------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



This Amendment No.1 amends the current report on Form 8-K dated June 5, 2000 by adding Item 7, consisting of the financial statements of Uniflex Corporation and pro forma financial information.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of business acquired:

The following historical audited financial statements are attached hereto:


Uniflex Corporation                                                     Page
-------------------                                                     ----

     i.  Report of Grant Thornton LLP                                     4
    ii.  Balance Sheets as of December 31, 1999 and 1998                  5
   iii.  Statements of Income and Accumulated
           Deficit for the Years ended December 31, 1999
           and 1998                                                       7
    iv.  Statements of Cash Flows for the years
           ended December 31, 1999 and 1998                               8
     v.  Notes to Financial Statements                                    9
    vi.  Condensed Balance Sheet as of March 31, 2000 (unaudited)        14
   vii.  Condensed Statement of Income for the three months
           ended March 31, 2000 (unaudited)                              15

(b) Pro Forma Consolidated (Unaudited) Financial Information

     i.  Basis of Presentation                                           16
    ii.  Pro Forma Consolidated Statements of Income Data
           for the year ended March 31, 2000                             17
   iii.  Pro Forma Consolidated Statements of Income Data
           for the three months ended March 31, 2000                     18
    iv.  Pro Forma Consolidated Balance Sheets as of
           March 31, 2000                                                19

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MULTI-COLOR CORPORATION

By: /s/ Dawn H. Bertsche
   -----------------------------
Name: Dawn H. Bertsche
Title: Vice-President-Finance/CFO



Date: August 18, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Uniflex Corporation

We have audited the accompanying balance sheets of Uniflex Corporation as of December 31, 1999 and 1998, and the related statements of income and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uniflex Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




/s/ Grant Thornton LLP

Cincinnati, Ohio
May 19, 2000

                              UNIFLEX CORPORATION

                                BALANCE SHEETS

                                 December 31,


         ASSETS                                                                          1999               1998
CURRENT ASSETS
  Cash and cash equivalents                                                       $ 1,412,423        $ 1,397,530
  Accounts receivable - trade, net of allowance for
    doubtful accounts of $71,446 in 1999                                              518,847            543,172
  Inventories                                                                         624,805            771,094
  Prepaid expenses                                                                     68,356             32,891
  Deferred income tax asset                                                            39,436             34,626
                                                                                  -----------        -----------
         Total current assets                                                       2,663,867          2,779,313

PROPERTY, PLANT AND EQUIPMENT
  Building                                                                                 --            147,073
  Leasehold improvements                                                              349,344            349,344
  Furniture and fixtures                                                              182,579            180,005
  Trucks and autos                                                                     14,099                 --
  Machinery and equipment                                                           3,619,449          3,607,355
                                                                                  -----------        -----------
                                                                                    4,165,471          4,283,777
  Less accumulated depreciation                                                    (2,591,007)        (2,332,159)
                                                                                  -----------        -----------
                                                                                    1,574,464          1,951,618
  Land                                                                                     --            176,927
                                                                                  -----------        -----------
                                                                                    1,574,464          2,128,545

DEFERRED INCOME TAX ASSET                                                           1,699,564            188,672

OTHER ASSETS

  Deposits                                                                             23,245             22,216
  Other                                                                                17,338              6,997
                                                                                  -----------        -----------
         Total other assets                                                            40,583             29,213
                                                                                  -----------        -----------

                                                                                  $ 5,978,478        $ 5,125,743
                                                                                  ===========        ===========

         LIABILITIES AND SHAREHOLDERS' DEFICIT                                     1999               1998

CURRENT LIABILITIES
  Trade accounts payable                                                    $   111,643        $   100,072
  Trade accounts payable - shareholder                                        1,112,595          1,037,729
  Current portion of loans payable - shareholder                                600,000          1,600,000
  Customer advances                                                              14,487             14,787
  Accrued liabilities:
    Salaries and wages                                                           48,148             61,373
    Property, payroll and other taxes                                            12,742            117,292
    Other                                                                        51,358            123,054
  Income taxes                                                                   13,221             31,754
                                                                            -----------        -----------
         Total current liabilities                                            1,964,194          3,086,061


  Loans payable - shareholder, net of current portion                         8,025,000          8,625,000
  Other                                                                          17,338              6,997
                                                                            -----------        -----------
                                                                              8,042,338          8,631,997


SHAREHOLDERS' DEFICIT
  Common stock, no par value, 10,000 shares authorized, 300
    shares issued and outstanding                                               300,000            300,000
  Accumulated deficit                                                        (4,328,054)        (6,892,315)
                                                                            -----------        -----------
                                                                             (4,028,054)        (6,592,315)
                                                                            -----------        -----------

                                                                            $ 5,978,478        $ 5,125,743
                                                                            ===========        ===========

The accompanying notes are an integral part of these statements.

                               UNIFLEX CORPORATION

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT

                        For the years ended December 31,


                                                                                               1999               1998
Net sales                                                                               $ 7,854,402        $ 9,218,333

Cost of sales                                                                             5,459,007          6,729,243
                                                                                        -----------        -----------

         Gross profit                                                                     2,395,395          2,489,090

Selling, general and administrative expenses                                              1,210,604          1,003,403
                                                                                        -----------        -----------

         Income from operations                                                           1,184,791          1,485,687

Other income (expense)
  Interest income                                                                            55,389             43,762
  Interest expense                                                                         (210,217)          (248,242)
  Rental income                                                                                  --             17,400
  Gain (loss) from disposition of property, plant and equipment                              15,842             (2,256)
  Other income                                                                               30,093             63,756
                                                                                        -----------        -----------
                                                                                           (108,893)          (125,580)
                                                                                        -----------        -----------

         Earnings before income taxes                                                     1,075,898          1,360,107

Income tax expense (benefit)
  Current                                                                                    27,339             30,872
  Deferred                                                                               (1,515,702)          (202,255)
                                                                                        -----------        -----------
                                                                                         (1,488,363)          (171,383)
                                                                                        -----------        -----------

         NET INCOME                                                                       2,564,261          1,531,490

ACCUMULATED DEFICIT at beginning of year                                                 (6,892,315)        (8,423,805)
                                                                                        -----------        -----------

ACCUMULATED DEFICIT at end of year                                                      $(4,328,054)       $(6,892,315)
                                                                                        ===========        ===========

The accompanying notes are an integral part of these statements.

                              UNIFLEX CORPORATION

                           STATEMENTS OF CASH FLOWS

                       For the years ended December 31,


                                                                                               1999               1998
Cash flows provided by (used in) operating activities:

  Net income                                                                            $ 2,564,261        $ 1,531,490
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation                                                                            285,449            324,562
    (Gain) loss on disposal of property, plant and equipment                                (15,842)             2,256
    Changes in assets and liabilities:
      Accounts receivable                                                                    24,325            168,735
      Prepaid expenses and deposits                                                         (36,494)            43,511
      Inventories                                                                           146,289            434,106
      Customer advances                                                                        (300)            12,539
      Accounts payable                                                                       86,437           (346,197)
      Accrued liabilities                                                                  (208,004)            42,559
      Income taxes                                                                       (1,515,702)          (203,937)
                                                                                        -----------        -----------
         Net cash provided by operating activities                                        1,330,419          2,009,624

Cash flows provided by (used in) investing activities:

  Acquisition of property and equipment                                                     (35,894)          (478,164)
  Proceeds from sale of property, plant and equipment                                       320,368                  -
                                                                                        -----------        -----------
         Net cash provided by (used in) investing activities                                284,474           (478,164)

Cash flows used in financing activities:

  Repayment of loans payable - shareholder                                               (1,600,000)          (908,729)
  Repayments under capital lease obligations                                                     --            (21,021)
                                                                                        -----------        -----------
         Net cash used in financing activities                                           (1,600,000)          (929,750)
                                                                                        -----------        -----------

Net increase in cash                                                                         14,893            601,710
Cash and cash equivalents at beginning of year                                            1,397,530            795,820
                                                                                        -----------        -----------

Cash and cash equivalents at end of year                                                $ 1,412,423        $ 1,397,530
                                                                                        ===========        ===========

Supplemental disclosure of cash flow information:

  Cash paid for interest                                                                $   210,217        $   248,242
                                                                                        ===========        ===========

  Cash paid for income taxes                                                            $    59,347        $       800
                                                                                        ===========        ===========

  1997 deposit on equipment placed into service in 1998                                 $        --        $   286,860
                                                                                        ===========        ===========

The accompanying notes are an integral part of these statements.

                               UNIFLEX CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Uniflex Corporation (the "Company"), which is majority-owned by Meiwa Corporation and its affiliate (Ryosei Plastic Industries Co., Ltd.), manufactures heat shrink labels and bands for use by consumer-goods manufacturers throughout the United States and Canada. The Company is headquartered in California and its manufacturing facility is in Las Vegas, Nevada.

    1. Cash and cash equivalents

    For purposes of reporting cash flows, cash and cash equivalents include cash and money market accounts. The money market funds, which aggregated $1,243,588 at December 31, 1999, are kept in an account that is not insured by the Federal government. Other cash balances are deposited in accounts that are insured by the FDIC up to $100,000. The amount of funds in excess of these insured amounts was $38,544 at December 31, 1999.

    2. Inventories

    Inventories are stated at the lower of acquisition cost determined on a first-in, first-out basis or market.

    3. Depreciation and amortization

    Depreciation is computed over the estimated useful life of assets using the straight-line method for financial reporting purposes, and the modified accelerated cost recovery method and the straight-line method for income tax purposes. Leasehold improvements are amortized over the service lives of the improvements or the lives of the respective leases, whichever is shorter.

    4. Income taxes

    The Company reports its income taxes according to Statement of Financial Accounting Standards (FAS) 109. FAS 109 requires that different rules under financial reporting and tax filing should be accounted for on the financial statements. Temporary differences are to be accounted for as deferred tax assets or liabilities.

                               UNIFLEX CORPORATION

                           December 31, 1999 and 1998



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    5. Use of Estimates in Financial Statements

    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVENTORIES

    A summary of inventories, by major classification, at December 31, is as follows:

                                       1999          1998

    Raw materials                  $237,178      $439,660
    Work in process                  88,912        72,233
    Finished goods                  176,468       171,647
    Goods in transit                122,247        87,554
                                   --------      --------

    Total                          $624,805      $771,094
                                   ========      ========


NOTE C - RELATED PARTY TRANSACTIONS

    Meiwa Corporation (shareholder) - During 1999 and 1998, the Company purchased films and other items from Meiwa totaling $1,913,641 and $2,046,607, respectively. Total amounts payable to Meiwa Corporation as of December 31, 1999 and 1998 were $1,112,595 and $1,037,729, respectively.

                               UNIFLEX CORPORATION

                           December 31, 1999 and 1998



NOTE C - RELATED PARTY TRANSACTIONS (continued)

    Loans payable - shareholder consists of the following at December 31,


                                                                             1999            1998
    Amounts due to Meiwa under various loan agreements with
      interest rates ranging from 2.25% to 3.63% per annum, and
      maturity at various dates through March 2006.                    $8,625,000     $10,225,000
    Less current maturities                                              (600,000)     (1,600,000)
                                                                       ----------     -----------

                                                                       $8,025,000     $ 8,625,000
                                                                       ==========     ===========


    The portion payable after one year at December 31, 1999 matures as follows:

    Year ending December 31,
         2001                                                                         $3,181,953
         2002                                                                          1,500,000
         2003                                                                          1,275,000
         2004                                                                            900,000
         2005 and thereafter                                                           1,168,047
                                                                                      ----------

                                                                                      $8,025,000
                                                                                      ==========


    Ryosei Plastic Industries Co., Ltd. (shareholder) - The Company receives technical and production assistance from Ryosei Plastic Industries Co., Ltd. Fees of $50,000 for such services were recorded for 1999 and 1998. Total amounts payable to Ryosei Plastic Industries, Co., Ltd. as of December 31, 1999 and 1998 of $8,610 and $8,703, respectively, are included in accrued liabilities on the balance sheets.


NOTE D - INCOME TAXES

    As of December 31, 1999 and 1998, the Company had gross deferred tax assets of $1,942,086 and $449,530, respectively, and gross deferred tax liabilities of $203,086 and $226,232, respectively. As of December 31, 1999 and 1998, the Company had net operating loss carryforwards of approximately $5,600,000 and $6,700,000, respectively that can be used to reduce future taxable income and income taxes. Expiration dates

                               UNIFLEX CORPORATION

                           December 31, 1999 and 1998


NOTE D - INCOME TAXES (continued)

    of these losses range from year 2002 to 2010. Deferred tax assets result primarily from temporary differences in accrued vacation, allowance for doubtful accounts, and tax benefit from net operating loss carryforwards, offset by a deferred tax liability resulting from temporary differences in accumulated deprecation for financial and tax purposes. The valuation allowance to reduce the tax asset related to the net operating loss carryforward benefit was reduced to approximately $1,850,000 at December 31, 1998. At that time, it was not considered likely that the Company would realize enough profit to utilize all the benefit before its expiration. At December 31, 1999, the entire valuation allowance was removed as it became more likely than not that the Company would realize enough profit to utilize all the benefit before its expiration. The reductions to the valuation allowance in 1999 and 1998 resulted in a tax benefit for those years.


NOTE E - COMMITMENT

    The Company leased its manufacturing facility in Las Vegas, Nevada under a twelve-year, non-cancelable operating lease that expired in April 2000. The Company has renewed this lease for an additional three years. The lease is guaranteed by Meiwa Corporation. The Company also leases a sales office in Anaheim Hills, California. The lease expires in February 2002. The Company also leases various office equipment under operating leases expiring at various dates through June 2002.

    Approximate future minimum lease payments for the remaining terms of the leases are as follows:

    December 31,
        2000                             $287,798
        2001                              291,003
        2002                              237,894
        2003                               75,781
                                         --------

                                         $892,476
                                         ========


    Rent expense for 1999 and 1998 was $323,734 and $304,662, respectively.

                               UNIFLEX CORPORATION

                           December 31, 1999 and 1998


NOTE F - SIGNIFICANT CUSTOMERS

    The Company had sales to three customers, which represented 74% of net sales in 1999. The Company had sales to four customers, which represented 70% of net sales in 1998.


NOTE G - NON-QUALIFIED RETIREMENT PLAN

    The Company provides a non-qualified retirement plan. The plan is funded through the purchase of life insurance policies and investment portfolios to pay certain key personnel compensation upon death, disability or retirement. The Company contributes 3% of each participant's gross wages to the plan. Participants are fully vested upon 5 years of service with the Company. Contributions approximated $10,000 for 1999 and 1998. The net cash surrender value of the life insurance policies and value of the investments was $17,338 and $6,997 at December 31, 1999 and 1998, respectively. All participants were fully vested at December 31, 1999 and 1998; accordingly, a liability for the same amount has been recorded at December 31, 1999 and 1998.

    Taxes on the compensation will be paid by the Company when employment is terminated.


NOTE H - PENDING SALE OF THE COMPANY

    In 1999, a letter of intent was signed whereby Multi-Color Corporation would purchase substantially all of the assets of and assume certain liabilities of the Company. The closing is expected to occur in June 2000.

                               UNFILEX CORPORATION
            CONDENSED BALANCE SHEET AS OF MARCH 31, 2000 (UNAUDITED)

ASSETS
CURRENT ASSETS
              Cash and cash equivalents                                      $ 1,411,659
              Accounts receivable, net                                         1,166,249
              Inventory                                                          702,779
              Prepaid expenses                                                    50,565
              Deferred Tax asset                                                  39,436
                                                                             -----------
                          Total current assets                                 3,370,688

PROPERTY AND EQUIPMENT, net                                                    1,513,889

DEFERRED TAX ASSET                                                             1,530,018
OTHER                                                                             60,092
                                                                             -----------

                          TOTAL ASSETS                                       $ 6,474,687
                                                                             ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
              Current portion of loans payable - shareholder                   $ 600,000
              Accounts payable                                                   194,413
              Accounts payable, related parties                                1,425,851
              Accrued liabilites                                                 129,773
                                                                             -----------
                          Total current liabilities                            2,350,037

LOAN PAYABLE -  SHAREHOLDER, net of current portion                            7,875,000
OTHER                                                                             10,000

SHAREHOLDER'S DEFICIT
              Common stock, no par value, 10,000 shares authorized,
              300 shares issued and outstanding                                  300,000
              Accumulated deficit                                             (4,060,350)
                                                                             -----------
                          Total shareholder's deficit                         (3,760,350)
                                                                             -----------

                          TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT        $ 6,474,687
                                                                             ===========

                               UNIFLEX CORPORATION
                          CONDENSED STATEMENT OF INCOME
              FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



NET SALES                                             $2,297,300

COST OF GOODS SOLD                                     1,463,398
                                                      ----------

                          Gross profit                   833,902

SELLING, GENERAL AND ADMINISTRATIVE                      328,420
                                                      ----------

                          Operating income               505,482

INTEREST EXPENSE                                          78,424
OTHER EXPENSE (INCOME)                                   (19,115)
                                                      ----------

                          Income before taxes            446,173

INCOME TAX EXPENSE                                       178,469
                                                      ----------

                          NET INCOME                  $  267,704
                                                      ==========

                              BASIS OF PRESENTATION
            PRO FORMA CONSOLIDATED (UNAUDITED) FINANCIAL INFORMATION

         Pro forma consolidated statement of operations data and other data for the year ended March 31, 2000 and for the three months ended March 31, 2000 include the completed acquisition of Uniflex Corporation by Multi-Color Corporation as if this event had occurred at the beginning of the respective periods.

         The pro forma consolidated balance sheet as of March 31, 2000 gives effect to the acquisition of Uniflex Corporation as if this event had occurred on March 31, 2000.

         The acquisition is accounted for using the purchase method of accounting. The total costs of such acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the purchase price included in the pro forma financial statements is preliminary. We do not expect that the final allocation of the purchase price will significantly differ from the preliminary allocation.

         The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. The pro forma consolidated financial information should be read in conjunction with Uniflex Corporation's financial statements and notes thereto and Multi-Color Corporation's financial statements and notes thereto included in the reports on Form 10-K. The pro forma consolidated financial information is not necessarily indicative of what our results of operations would have been had the acquisition been completed as of the beginning of the periods presented or of our future results of operations.

         The periods presented conform to the fiscal year of Multi-Color Corporation. The pro forma information for the year ended March 31, 2000 and the three months ended March 31, 2000 both include results of Multi-Color Corporation for the three months ended March 31, 2000. The subsequent quarter end period for Multi-Color Corporation (June 30, 2000) was not used as the interim period for pro forma information as this date is subsequent to the date of acquisition of Uniflex Corporation.

                             MULTI COLOR CORPORATION
          PRO FORMA CONSOLIDATED STATEMENTS OF INCOME DATA (UNAUDITED)
                               FOR THE YEAR ENDED:


                                                        Multi-Color           Uniflex
                                                        Corporation         Corporation
                                                       March 31, 2000     December 31, 1999       Adjustments         Pro Forma
                                                       --------------     -----------------       -----------         ---------
Net sales                                               $ 53,331,400         $  7,854,402         $      --          $61,185,802
Cost of goods sold                                        44,317,301            5,459,007          (166,481) (A)      49,609,827
                                                        ------------         ------------         ---------         ------------

       GROSS PROFIT (LOSS)                                 9,014,099            2,395,395           166,481           11,575,975

Selling, general and administrative                        4,733,696            1,210,604           344,376  (B)       6,288,676
                                                        ------------         ------------         ---------         ------------

       OPERATING INCOME (LOSS)                             4,280,403            1,184,791          (177,895)           5,287,299

Interest Expense                                           1,300,212              210,217           435,623  (C)       1,946,052
Minority interest in losses of subsidiary                         --                   --                --                   --
Other (Income)                                               (92,457)            (101,324)               --             (193,781)
                                                        ------------         ------------         ---------         ------------

       INCOME (LOSS) BEFORE INCOME TAXES                   3,072,648            1,075,898          (613,518)           3,535,028

Income Taxes (benefit)                                    (2,553,129)          (1,488,363)               --           (4,041,492)
                                                        ------------         ------------         ---------         ------------

       NET INCOME (LOSS)                                $  5,625,777         $  2,564,261         $(613,518)        $  7,576,520
                                                        ============         ============         =========         ============


       Preferred stock dividends                             176,569                   --                --              176,569
                                                        ------------         ------------         ---------         ------------
       Net income (loss) applicable to common shares    $  5,449,208         $  2,564,261         $(613,518)        $  7,399,951
                                                        ============         ============         =========         ============



Footnotes:
(A) To reduce depreciation expense resulting from the purchase accounting treatment of the acquisition.
(B) Amortization expense relating to Goodwill and an amount recorded for a non-compete agreement resulting from the purchase accounting treatment of the acquisition.
(C) To increase interest expense as a result of the debt incurred to complete the acquisition.

                             MULTI COLOR CORPORATION
          PRO FORMA CONSOLIDATED STATEMENTS OF INCOME DATA (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000:


                                                    MULTI-COLOR          UNIFLEX
                                                    CORPORATION        CORPORATION          ADJUSTMENTS          PRO FORMA
                                                    -----------        -----------          -----------          ---------
Net sales                                           $13,959,697         $2,297,300         $       --           $16,256,997
Cost of goods sold                                   11,225,581          1,463,398            (13,747) (A)       12,675,232
                                                    -----------         ----------          ---------           ------------

           GROSS PROFIT (LOSS)                        2,734,116            833,902             13,747             3,581,765

Selling, general and administrative                   2,043,325            328,420             28,698  (B)        2,400,443
                                                    -----------         ----------          ---------           ------------

           OPERATING INCOME (LOSS)                      690,791            505,482            (14,951)            1,181,322

Interest Expense                                        409,586             78,424             83,036  (C)          571,046
Minority interest in losses of subsidiary                    --                 --                 --                    --
Other (Income)                                          (10,472)           (19,115)                --               (29,587)
                                                    -----------         ----------          ---------           ------------

           INCOME (LOSS) BEFORE INCOME TAXES            291,677            446,173            (97,987)              639,863

Income Taxes (benefit)                               (2,617,146)           178,469                 --             (2,438,677)
                                                    -----------         ----------          ---------           ------------

           NET INCOME (LOSS)                        $ 2,908,823         $  267,704          $ (97,987)          $  3,078,540
                                                    ===========         ==========          =========           ============


Footnotes:
(A) To reduce depreciation expense resulting from the purchase accounting treatment of the acquisition.
(B) Amortization expense relating to Goodwill and an amount recorded for a non-compete agreement resulting from the purchase accounting treatment of the acquisition.
(C) To increase interest expense as a result of the debt incurred to complete the acquisition.

                             MULTI COLOR CORPORATION
                PRO FORMA CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                MULTI-COLOR         UNIFLEX
                                                                CORPORATION       CORPORATION
                                                               MARCH 31, 2000  DECEMBER 31, 1999  ADJUSTMENTS         PRO FORMA
                                                               --------------  -----------------  -----------         ---------
ASSETS
CURRENT ASSETS:
          Cash and cash equivalents                             $      2,066      $  1,412,423   $ (1,412,423) (B)   $     2,066
          Accounts receivable, net                                 5,050,549           518,847             --           5,569,396
          Inventories                                              4,720,982           624,805        (95,172) (A)      5,250,615
          Deferred tax asset                                         447,772            39,436        (39,436) (B)        447,772
          Prepaid expenses and other                                 102,213            68,356             --             170,569
                                                                ------------      ------------   ------------        ------------

               Total current assets                               10,323,582         2,663,867     (1,547,031)         11,440,418


PROPERTY, PLANT AND EQUIPMENT, net                                24,148,042         1,574,464         33,605  (A)     25,756,111
GOODWILL AND OTHER INTANGIBLES, net                                   70,855              --        4,637,473  (A)      4,708,328
SINKING FUND DEPOSITS                                                426,256              --               --             426,256
DEFERRED TAX ASSET                                                 2,128,170         1,699,564     (1,699,564) (B)      2,128,170
OTHER                                                                 54,570            40,583        (17,338) (B)         77,815
                                                                ------------      ------------   ------------        ------------

               Total assets                                     $ 37,151,475      $  5,978,478   $  1,407,145        $ 44,537,098
                                                                ============      ============   ============        ============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
          Revolving bank loan                                   $  3,455,412      $         --     $ (800,000) (A)   $  2,655,412
          Current portion of long-term debt                        1,519,012           600,000       (600,000) (B)      2,239,012
                                                                                                      720,000  (A)
          Current portion of capital lease obligations               168,972                --             --             168,972
          Accounts payable                                         3,650,083           111,643             --           3,761,726
          Accounts payable, related party                                 --         1,112,595       (965,350) (B)        147,245
          Accrued liabilities                                      1,811,048           139,956        (13,221) (B)      1,937,783
                                                                ------------      ------------   ------------        ------------

               Total current liabilities                          10,604,527         1,964,194     (1,658,571)         10,910,150

LONG-TERM DEBT, excluding current portion                         12,996,608         8,025,000     (8,025,000) (B)     20,076,608
                                                                                                    6,480,000  (A)
                                                                                                      600,000  (A)
CAPITAL LEASE OBLIGATIONS, excluding current portion               4,295,480                --             --           4,295,480
DEFERRED COMPENSATION                                                118,999                --             --             118,999
OTHER                                                                     --            17,338        (17,338) (B)             --
                                                                ------------      ------------   ------------        ------------

               Total liabilities                                  28,015,614        10,006,532     (2,620,909)         35,401,237


SHAREHOLDERS' INVESTMENT
          Common stock, no par value                                 244,764           300,000       (300,000) (B)        244,764
          Paid -in capital                                         9,977,860                --             --           9,977,860
          Treasury stock, at cost                                    (51,142)               --             --             (51,142)
          Accumulated deficit                                     (1,035,621)       (4,328,054)     4,328,054  (B)     (1,035,621)
                                                                ------------      ------------   ------------        ------------

               Total shareholders' investment                      9,135,861        (4,028,054)     4,028,054           9,135,861
                                                                ------------      ------------   ------------        ------------

               Total liabilities and shareholders' investment   $ 37,151,475      $  5,978,478   $  1,407,145        $ 44,537,098
                                                                ============      ============   ============        ============




Footnotes:
(A) To record the allocation of the purchase price and the additional debt incurred to complete the acquisition. This acquisition is recorded using the purchase method of accounting.
(B) To remove assets and liabilities not acquired or assumed by Multi-Color Corporation.